EXHIBIT 10.2
INCENTIVE BONUS AGREEMENT
     This Incentive Bonus Agreement (“Agreement”) is effective as of the ___ day of October 2005 (the “Effective Date”), by and between Metrocorp, Inc., an Illinois corporation (the “Company”) and                                          (“Employee”).
     WHEREAS, Employee is employed by the Company;
     WHEREAS, as part of the Board’s recent decision to explore all of the strategic alternatives available to the Company, the Company is in the process of exploring opportunities for the sale of the Company;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that Employee is a “key employee” of the Company and that it is in the best interests of the Company and its stockholders to assure that the Employee will remain employed by the Company and that the Company will have the continued dedication of Employee, notwithstanding the possibility or occurrence of a sale of the Company;
     WHEREAS, the Board believes it is imperative (i) to diminish the inevitable and significant distractions of Employee and dilution of the time of Employee, by virtue of the personal uncertainties and risks created by a planned or pending sale of the Company; (ii) to encourage Employee’s full attention and dedication to the Company currently and in the event of any planned or pending sale of the Company; and (iii) to provide Employee with compensation arrangements in the event of a sale of the Company; and
     WHEREAS, in order to accomplish the objectives described in the preceding recitals, the Board desires to cause the Company to enter into this Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:
     1. Term. Except as otherwise set forth herein, the term of this Agreement (“Term”) shall commence on the Effective Date and shall continue for an initial period ending on the first anniversary of the Effective Date, provided however, if a Bonus Event (as defined herein) is pending prior to the end of the Term, the Term shall continue until the Bonus Event occurs or there is no Bonus Event pending. For purposes of this Agreement, a Bonus Event shall be considered pending only if there is a signed letter of intent or definitive agreement in place, with respect to such Bonus Event.
     2. Obligations of Company in the Event of a Bonus Event.
     (a) Retention Bonus. Upon the occurrence of a Bonus Event during the Term, if Employee has remained in continuous employment with the Company during the Term, then the Company shall pay to Employee a “Retention Bonus” in the amount of twenty percent (20%) of Employee’s annual base salary in effect on the Effective Date, less applicable taxes.

     (b) Company Obligation to Pay Bonuses. Any bonus payable pursuant to this Section 2 shall be in addition to all other salary, benefits and other amounts accrued to, vested in or earned by Employee upon the occurrence of the Bonus Event. No such bonus under to this Section 2 shall be paid if a Bonus Event does not occur, or upon the voluntary termination by Employee of Employee’s employment with the Company, Employee’s death or disability, or the termination by the Company of Employee’s employment for unsatisfactory job performance, whether or not a Bonus Event is then pending.
    3. Definitions. The term “Bonus Event” shall mean (i) merger or consolidation of the Company with another corporation where, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned by the stockholders of the Company immediately prior to such merger or consolidation; or (ii) a transfer of all or substantially all of the Company’s assets to another entity that is not a wholly-owned subsidiary of the Company.
    4. Time of Payment. Any payment due under this Agreement shall be made within ten (10) days following the date of the Bonus Event.
    5. At Will-Employment. Nothing in this Agreement is intended to change or affect Employee’s status as an at-will employee or is intended to guaranty employment to Employee either before or after a Bonus Event. The Company shall continue to have the right to terminate Employee’s employment with or without cause subject to its obligation to make certain payments to Employee on the terms and conditions otherwise provided for in this Agreement, and to applicable law.
    6. Confidentiality. As a material inducement to Company to enter this Agreement, Employee covenants and agrees that Employee will not disclose to any third-party (including employees of the Company other than the President of the Company) the nature, character, content or existence of this Agreement, without the prior written consent of the Company, which consent may be withheld in its sole discretion. Notwithstanding the foregoing, Employee may disclose the nature, character, content or existence of this Agreement or its terms (a) to the Employee’s spouse; or (b) to the Employee’s legal and financial advisors, so long as such third parties agree to keep confidential and not disclose the existence or terms of this Agreement. Additionally, Employee may disclose the nature, character, content or existence of this Agreement or its terms to the extent required by process of law. If Employee shall breach this Section 6, Company shall have the right to immediately terminate this Agreement by giving written notice of such termination to Employee and to further pursue all rights and remedies available to the Company at law or equity with respect to such breach.
    7. General Terms.
(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Illinois.
     (b) Assignability. This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
     (c) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     (d) Amendment. Except as may be otherwise provided herein, this Agreement may not be amended or modified except by subsequent written agreement executed by both parties hereto.
     (e) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement.
     (f) Notices. Any notice provided for in this Agreement shall be deemed delivered upon deposit in the United States mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefore by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

If to the Company:

Metrocorp, Inc.
1523 8th Street
East Moline, Illinois 61244
Attention: General Counsel

If to Employee:

To the last address reflected on the records of the Company, unless otherwise provided in writing to the Company pursuant to this Section.
     (g) Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.
     (h) Severability. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other that would render the provision valid, then the provision shall have the construction that renders it valid.
     (i) Arbitration of Disputes. Except for disputes and controversies involving equitable or injunctive relief, any dispute or controversy arising under or in connection with this Agreement shall be conducted in accordance with the rules set forth by the American Arbitration Association. The decision of the arbitrator shall be binding on Employee and the Company. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
     (j) Legal Fees and Expenses. If Employee shall prevail in any contest by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, the Company shall pay any and all reasonable attorney, accounts’ and experts’ fees and expenses and court costs, incurred by Employee as a result of any such contest. Otherwise, each party shall bear his, her or its own expenses in connection with any such contest.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

Metrocorp, Inc.

By:

Name:
Title:

EMPLOYEE:

Name:

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